Sutor Technology Group Limited Announces Second Quarter Financial Results of 2009 Fiscal Year

-- 2Q09 Revenue Decreases 38.4% to US$70.8 Million Compared to 2Q08
-- 2Q09 Net Income Decreases 33.8% to US$4.4 Million Compared to 2Q08
-- Gross Margin Increased to 11.6% from 9.9% for 2Q08

DONGBANG TOWN, China, Feb. 12 /PRNewswire-Asia-FirstCall/ -- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: SUTR - News), a leading provider of steel finishing fabrication products in China, today reported its financial results for the second fiscal quarter ending December 31, 2008.

Second Fiscal Quarter 2009 Financial Highlights:

Total revenues decreased 38.4% over the second fiscal quarter of 2008 to US$70.8 million.

    -- Total revenues decreased 38.4% over the second fiscal quarter of 2008 to US$70.8 million.
    -- Gross margin increased to 11.6% for the second fiscal quarter of 2009 from 9.9% for the same period last year.
    -- Net income decreased 33.8% over the second fiscal quarter of 2008 to US$4.4 million.
    -- Fully-diluted earnings per common share for the second fiscal quarter 2009 was US$0.11, compared to US$0.18 for the second fiscal quarter 2008

Ms. Lifang Chen, Chairlady and CEO of Sutor said, "after a strong fiscal 2008 and first quarter fiscal 2009, the global economy crisis and, in particular the general economic slow-down in China and the steel industry, began affecting Sutor during this second quarter. The Chinese government has taken quick and decisive actions to reestablish growth trends with a series of stimulus packages which are expected to have a positive impact on the steel industry in general and Sutor in particular. We are ready to respond strategically and actively to this unprecedented challenge."

Second Fiscal Quarter 2009 Financial Results:

Revenues. Revenues amounted to US$70.8 million in the second fiscal quarter 2009, compared to US$114.9 million for the second fiscal quarter 2008, representing a decrease of 38.4%. The decrease was mainly contributable to the decrease of revenue from Jiangsu Cold-Rolled and the decrease of per unit sale prices of our products.

Gross Profit. Gross profit decreased 28.2% to US$8.2 million for the second fiscal quarter 2009 from US$11.4 million for the same period last year. However, gross margin increased to 11.6% in the second fiscal quarter 2009 from 9.9% for the same period last year. The improved margins mainly resulted from the change of product mix, vertical integration strategy and our increased direct sales to end customers.

Income from Operations. Income from operations for the second fiscal quarter 2009 was US$6.2 million, representing a 28.9% decrease from US$8.7million for the second fiscal quarter 2008.

Operating Expenses. Our total operating expenses decreased by 26.2% to US$2.0 million in the second fiscal quarter of 2009, compared to US$2.8 million in the second fiscal quarter 2008.

Income before Tax and Minority Interests. As a result of the foregoing, our income before tax and minority interests decreased by 35.7% from US$7.5 million in the second fiscal quarter 2008 to US$4.8 million for the second fiscal quarter 2009.

Net Income. Net income decreased by 33.8% from US$6.7 million for second fiscal quarter 2008 to US$4.4 million for the second fiscal quarter 2009 primarily as a result of the decrease of revenue and per unit sale price of our products.

Financial Condition:

The Company's cash and cash equivalents balances as of December 31, 2008 were US$45.7 million, compared to cash equivalents of US$47.4 million as of December 31, 2007. As of December 31, 2008, the Company had working capital of US$74.4 million. Stockholders' equity increased 38.1% to US$147.6 million, compared to US$106.9 million as of December 31, 2007.

Functional Currency and Translating Press Release

The functional currency of the Company is the Chinese Yuan Renminbi ("RMB"); however, the accompanying financial information has been expressed in United States Dollars ("USD"). The accompanying consolidated balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The accompanying consolidated statements of operations and cash flows have been translated using the weighted-average exchange rates prevailing during the periods of each statement. Transactions in the Company's equity securities have been recorded at the exchange rate existing at the time of the transaction.

About Sutor Technology Group Limited

Sutor (Nasdaq: SUTR - News) is one of the leading private manufacturers of steel finishing fabrication products in China. Sutor utilizes a variety of processes and technological methodologies to convert steel manufactured by third parties into steel finishing fabrication products, including hot-dipped galvanized steel, pre-painted galvanized steel, acid-pickled steel, and cold-rolled steel. To learn more about the Company, please visit http://www.sutorcn.com ..

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for our steel finishing fabrication products, our expectations regarding the continued growth of the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2008 and other risks mentioned in our other reports filed with the Securities Exchange Commission, or SEC. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

-- FINANCIAL TABLES FOLLOW --

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2008	2008
ASSETS
Current Assets:
Cash and cash equivalents	$14,650,094	$11,806,101
Restricted cash	31,075,882	59,489,508
Trade accounts receivable, net of
allowance for doubtful accounts
of $10,515 and $70,653, respectively	3,193,093	6,268,858
Other receivables	914,741	100,271
Accounts receivable, related parties	82,218,408	76,118,544
Advances to suppliers, net of
allowance for doubtful accounts
of $654,355 and $1,472,828,
respectively	6,260,007	28,035,815
Inventory	50,929,691	51,315,521
Notes receivable	--	130,970
Deferred taxes	112,249	288,976
Total Current Assets	189,354,165	233,554,564
Property and Equipment, net of
accumulated depreciation of
$14,270,839 and $12,019,445,
respectively	72,999,496	59,736,612
Intangible Assets, net of accumulated
amortization of $310,769 and
$285,888, respectively	3,077,203	3,238,931
TOTAL ASSETS	$265,430,864	$296,530,107

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$13,378,048	$6,003,898
Advances from customers	6,443,921	16,871,618
Other payables and accrued expenses	3,350,546	3,265,860
Short-term notes payable	79,513,409	130,504,380
Short-term notes payable - Principal
Shareholder	12,242,108	--
Total Current Liabilities	114,928,032	156,645,756

Long-Term Liabilities:
Long-Term Notes Payable -
Principal Shareholder	--	7,099,998
Long-Term Notes Payable	2,859,996	--
Total Liabilities	117,788,028	163,745,754

Minority Interest in Net Assets of
Subsidiary	--	34,697
Stockholders' Equity
Undesignated preferred stock - $0.001
par value;
1,000,000 shares authorized; no
shares outstanding	--	--
Common stock - $0.001 par value;
500,000,000 shares authorized;
37,955,602 shares outstanding	37,955	37,955
Additional paid-in capital	37,170,164	37,170,164
Statutory reserves	12,586,995	12,586,995
Retained earnings	80,320,411	65,772,975
Accumulated other comprehensive
income	17,527,311	17,181,567
Total Stockholders' Equity	147,642,836	132,749,656
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$265,430,864	$296,530,107

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue:
Revenue	$43,584,953	$65,827,292	$117,955,203	$123,607,780
Revenue from related
parties	27,251,324	49,064,729	54,658,763	90,774,333
	70,836,277	114,892,021	172,613,966	214,382,113
Cost of Revenue
Cost of revenue	36,351,143	84,327,960	69,257,229	141,937,951
Purchases from related
parties	26,294,464	19,152,518	81,719,016	49,648,028
	62,645,607	103,480,478	150,976,245	191,585,979
Gross Profit	8,190,670	11,411,543	21,637,721	22,796,134

Operating Expenses:
Selling expense	472,091	961,748	1,162,396	1,535,493
General and
administrative expense	1,563,498	1,791,154	2,007,461	4,281,097
Total Operating
Expenses	2,035,589	2,752,902	3,169,857	5,816,590
Income from Operations	6,155,081	8,658,641	18,467,864	16,979,544

Other Income (Expense):
Interest income	486,539	222,177	961,987	353,768
Other income	--	7,106	--	38,585
Interest expense	(1,801,322)	(1,257,146)	(3,282,058)	(2,172,483)
Other expense	--	(109,164)	--	(230,254)
Total Other Income
(Expense)	(1,314,783)	(1,137,027)	(2,320,071)	(2,010,384)

Income before Taxes and
Minority Interest	4,840,298	7,521,614	16,147,793	14,969,160

Provision for income
taxes	(414,059)	(833,562)	(1,600,357)	(1,664,405)
Minority interest in loss
of consolidated
subsidiary	--	(260)	--	3,027

Net Income	$4,426,239	$6,687,792	$14,547,436	$13,307,782

Basic and Diluted
Earnings
per Common Share	$0.11	$0.18	$0.38	$0.35

Net Income	$4,426,239	$6,687,792	$14,547,436	$13,307,782
Foreign currency
translation adjustment	10,541	2,877,741	345,744	4,201,379
Comprehensive Income	$4,436,780	$9,565,533	$14,893,180	$17,509,161

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended
	December 31,
	2008	2007
Cash Flows from Operating Activities:
Net income	$14,547,436	$13,307,782
Adjustments to reconcile net income to
net cash (used in) provided by operating
activities
Depreciation and amortization	2,518,110	1,770,360
Minority interest in loss of consolidated
subsidiary	--	(3,027)
Deferred income taxes	177,496	--
Gain on sale of sewer assets	(161,340)	--
Changes in current assets and
liabilities:
Trade accounts receivable, net	3,041,853	14,339,637
Other receivables, net	(741,445)	(48,046)
Advances to suppliers	21,801,770	(20,483,161)
Inventory	513,682	(22,679,207)
Accounts payable	7,464,066	1,292,495
Advances from customers	(10,472,603)	6,147,430
Other payables and accrued expenses	153,140	(405,840)
Related party receivables or payables	(5,554,305)	--
Net Cash Provided by (Used in) Operating
Activities	33,287,860	(6,761,577)

Cash Flows from Investing Activities:
Collection of notes receivable	43,775	133,489
Changes in notes receivable - related
parties	972,834	--
Purchase of property and equipment, net
of value added tax refunds received	(16,601,244)	(435,472)
Proceeds from sale of sewer assets	782,464	-
Net change in restricted cash	28,570,720	(7,771,455)
Net Cash Provided by (Used in) Investing
Activities	13,768,549	(8,073,438)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable	75,646,423	37,813,493
Payments on notes payable	(125,022,435)	(34,230,234)
Proceeds from issuance of notes payable -
Principal Shareholder	5,142,688	12,577,667
Net Cash (Used in) Provided by Financing
Activities	(44,233,324)	16,160,926

Effect of Exchange Rate Changes on Cash	20,908	262,206

Net Change in Cash	2,843,993	1,588,117
Cash and Cash Equivalents at Beginning of
Period	11,806,101	8,832,942
Cash and Cash Equivalents at End of
Period	$14,650,094	$10,421,059

Supplemental Cash Flow Information
Cash paid during the period for interest	$2,915,387	$2,172,483
Cash paid during the period for taxes	1,955,643	1,809,864

For more information, please contact:

Company Contact (PRC):
Mr. Jason Wang
Tel: +86-512-5268-0988
Web: http://www.sutorcn.com